EXHIBIT 99.1

Edgewater Releases Preliminary 2010 Financial Results

Improved Operating Performance; Cash Flow Positive for the Year

WAKEFIELD, Mass., March 2, 2011 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com, "Edgewater" or the "Company"), a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology, today announced financial results for its fourth quarter and fiscal year ended December 31, 2010, which results are preliminary and subject to a final review as it relates to software product revenue recognition.

Fourth Quarter Results

Preliminary financial results and utilization for the quarter ended December 31, 2010:

  Total revenue increased 107% to $23.5 million compared to $11.4 million in the fourth quarter of 2009;
  Service revenue increased 65% to $17.7 million compared to service revenue of $10.7 million in the fourth quarter of 2009;
  Gross profit was $9.0 million, or 38.0% of total revenue, compared to $4.1 million, or 36.2% of total revenue in the fourth quarter of 2009;
  Gross profit margin related to service revenue was 39.5% compared to 38.4% in the fourth quarter of 2009;
  Utilization was 75.6% compared to 66.5% for the fourth quarter of 2009;
  Net income (loss) was $675 thousand, or $0.06 per diluted share, compared to $(1.9) million, or $(0.15) per diluted share, in the fourth quarter of 2009;
  Adjusted EBITDA amounted to $1.5 million, or $0.12 per diluted share, compared to $(165) thousand, or $(0.01) per diluted share, in the fourth quarter of 2009; and
  Cash flow provided by operating activities was $1.6 million compared to cash flow provided by operating activities of $57 thousand during the fourth quarter of 2009.

Full Year Results

Preliminary financial results and utilization for the fiscal year ended December 31, 2010:

  Total revenue increased 76.8% to $88.5 million compared to $50.1 million in fiscal 2009;
  Service revenue increased 49.3% to $68.8 million compared to $46.1 million in fiscal 2009;
  Gross profit was $32.1 million, or 36.2% of total revenue, compared to $16.1 million, or 32.1% of total revenue in fiscal 2009;
  Gross profit margin related to service revenue was 38.1% compared to 34.5% in fiscal 2009;
  Utilization was 73.5% compared to 65.5% in fiscal 2009;
  Net loss amounted to $(22.7) million, or $(1.86) per diluted share, compared to net loss of $(3.8) million, or $(0.32) per diluted share, in fiscal 2009. Our 2010 full year net loss was primarily the result of a third quarter non-cash charge of $21.9 million in connection with an increase to our previously established deferred tax valuation allowance;
  Adjusted EBITDA amounted to $3.4 million, or $0.28 per diluted share, compared to Adjusted EBITDA of $(1.7) million, or $(0.14) per diluted share, in fiscal 2009; and
  Cash flow provided by operating activities was $698 thousand compared to cash flow used in operating activities of $(243) thousand in fiscal 2009.

We are issuing these preliminary results because we are in the process of completing a final review of our software product revenue recognition procedures. We will issue our final financial results for the fourth quarter and full year 2010 upon the completion of this review, which will occur before the filing of our Annual Report on Form 10-K, which is due on March 31, 2011.

The Company acquired Fullscope, Inc. and Meridian Consulting International (the "Acquired Companies") on December 31, 2009 and May 17, 2010, respectively. The operating results associated with the Acquired Companies have been included in Edgewater's consolidated operating results since the dates of the respective acquisitions.

Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"During 2010, Edgewater met several strategic goals that we set, namely: returning to double-digit organic growth, improving operational performance, providing positive cash flow and developing our own intellectual property assets," stated Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

"We are pleased to report improved and/or sustained quarterly operating metrics on both a sequential and year-over-year basis. The fourth quarter and overall improvements in our business are directly attributable to the strategic initiatives we planned in 2009 and executed in 2010. We introduced a new EPM service offering, added a large Microsoft ERP-centric business and augmented our custom service offerings with product-based consulting."

Ms. Singleton continued, "The cumulative effect of these changes is reflected in our year-over-year growth in total revenue and service revenue, improvement in our billable consultant utilization rate and improvement in our gross margin. We look forward to 2011 as a year of continuing growth," stated Ms. Singleton.

"Traditionally, we have entered the first quarter with anticipated seasonal softness in our first quarter sequential service revenues. This has historically been attributable to our EPM-related service offerings. Entering the first quarter of 2011, we are not seeing seasonal softness in our EPM-related service offerings. Based upon this and in consideration of our fourth quarter bid and proposal activity, we are anticipating first quarter 2011 service revenue to be up on a sequential basis from the fourth quarter of 2010," concluded Ms. Singleton.

Fullscope Embezzlement Update

As previously reported, during the second quarter of 2010 the Company identified fraudulent activities within its recently acquired Fullscope Division. We are in the final stages of our investigation of this matter. The consolidated financial statements as of December 31, 2010 include an estimated liability accrual of $950 thousand for underpayment of sales and use tax liabilities in the Fullscope Division during the years 2003 through 2009 and a corresponding receivable in the same amount. We expect to be able to recover amounts related to this estimated liability through a fully funded escrow account as provided for under the indemnification provisions of the Agreement and Plan of Merger and Reorganization entered into in connection with the Fullscope acquisition.

Preliminary Fourth Quarter and Full Year Conference Call Details

Edgewater has scheduled a conference call on Wednesday, March 2, at 10:00 a.m. (ET) to discuss its preliminary fourth quarter and full year 2010 financial results and other matters. To listen to the call, you can participate by webcast on Edgewater's investor relations website at http://ir.edgewater.com or you can dial 877-713-9347. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the call can be accessed via Edgewater's investor relations website at http://ir.edgewater.com or by dialing 800-642-1687 (domestic) and 706-645-9291 (international) (pass code 42519083) from 1:00 p.m. ET Wednesday, March 2 through 11:59 p.m. ET Wednesday, March 16.

About Edgewater

Edgewater is a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology. We develop business strategies and technology solutions that address our clients' specific needs while providing them with an increased competitive advantage. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected growth in 2011, the recoverability of funds from Fullscope escrow, and the expected increase in first quarter 2011 service revenue on a sequential basis from the fourth quarter of 2010. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Enterprise Performance Management ("EPM") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies;" (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (11) the failure of the marketplace to embrace specialty consulting services; and/or (12) failure to make a successful claim against the Fullscope escrow account. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business – Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2009 Annual Report on Form 10-K filed with the SEC on March 15, 2010. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, we undertake no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Selected Financial Data:

EDGEWATER TECHNOLOGY, INC.
Preliminary Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Service revenue	$17,680	$10,699	$68,843	$46,120
Software	3,632	47	11,508	664
Royalty revenue	700	-	2,341	-
Reimbursable expenses	1,524	645	5,853	3,301
Total revenue	23,536	11,391	88,545	50,085

Cost of revenue:
Project and personnel costs	10,695	6,590	42,640	30,190
Software costs	2,363	32	7,977	496
Reimbursable expenses	1,524	645	5,853	3,301
Total cost of revenue	14,582	7,267	56,470	33,987
Gross profit	8,954	4,124	32,075	16,098

Selling, general and administrative	7,299	4,876	29,313	18,412
Depreciation and amortization	1,012	602	4,023	2,694
Operating income (loss)	643	(1,354)	(1,261)	(5,008)

Interest income and other, net	12	17	34	122
Income (loss) before income taxes	655	(1,337)	(1,227)	(4,886)

Income tax (benefit) provision	(20)	521	21,513	(1,047)
Net income (loss)	$675	$(1,858)	$(22,740)	$(3,839)

BASIC INCOME (LOSS) PER SHARE:
Basic income (loss) per share	$0.06	$(0.15)	$(1.86)	$(0.32)
Weighted average shares outstanding – Basic	12,282	12,055	12,195	12,067

DILUTED INCOME (LOSS) PER SHARE:
Diluted income (loss) per share	$0.06	$(0.15)	$(1.86)	$(0.32)
Weighted average shares outstanding – Diluted	12,296	12,055	12,195	12,067

EDGEWATER TECHNOLOGY, INC.
Preliminary Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2010	2009
Assets
Cash and marketable securities	$10,903	$12,661
Restricted cash	-	702
Accounts receivable, net	19,496	18,081
Deferred taxes, current	-	348
Prepaid expenses and other assets, current	1,985	1,639
Total current assets	32,384	33,431
Fixed assets, net	2,797	3,297
Deferred taxes, net	-	20,760
Goodwill and intangible assets, net	15,870	16,225
Other assets	175	93
Total Assets	$51,226	$73,806

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$7,137	$10,642
Accrued contingent earnout consideration	2,800	1,200
Accrued payroll and related liabilities	5,336	4,051
Deferred revenue and other liabilities	1,939	2,270
Capital lease obligations, current	148	220
Total current liabilities	17,360	18,383
Capital lease obligations	52	200
Other long term liabilities	15	107
Total liabilities	17,427	18,690
Stockholders' Equity	33,799	55,116
Total Liabilities and Stockholders' Equity	$51,226	$73,806

Shares Outstanding	12,342	12,132

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, we incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our Adjusted EBITDA calculation excludes the effects of direct acquisition-related costs to facilitate an understanding of comparative period-to-period changes in our core operating results. Similarly, we incurred, and have excluded from our Adjusted EBITDA calculation, costs associated with the Fullscope Embezzlement Issue as we believe that the non-recurring nature of the costs associated with this issue makes comparison of our current and historical financial results difficult.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of Preliminary GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2010	2009	2010	2009
Preliminary Reported GAAP net income (loss)	$ 675	$ (1,858)	$ (22,740)	$(3,839)
Add: Income tax (benefit) expense	(20)	521	21,513	(1,047)
Add: Depreciation and amortization	1,012	602	4,023	2,694
Add: Direct Acquisition costs	2	587	451	617
Add: Fullscope embezzlement costs	(175)	-	187	-
Less: Interest income and other, net	(12)	(17)	(34)	(122)
Adjusted EBITDA[1]	$ 1,482	$ (165)	$ 3,400	$ (1,697)
Adjusted EBITDA per diluted share[1]	$ 0.12	$ (0.01)	$ 0.28	$ (0.14)
Adjusted EBITDA as a percentage of total revenue[1]	6.3%	(1.4)%	3.8%	(3.4)%

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest income and other, net, plus taxes, depreciation and amortization, goodwill impairment charges, direct acquisition costs and the Fullscope Embezzlement Issue costs. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations.

CONTACT: Timothy R. Oakes, Chief Financial Officer
         Russell Smith, Senior Vice President / Investor Relations
         (781) 246-3343
         ir@edgewater.com